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                                                                     Exhibit 2.2

                             CERTIFICATE OF MERGER
                                       OF
                             EMP ACQUISITION CORP.
                                 WITH AND INTO
                              AMERICAN MEDIA, INC.

                       (Under Section 251 of the General
                   Corporation Law of the State of Delaware)

                  American Media, Inc., a Delaware corporation, hereby certifies that:

         1. The name and state of incorporation of each of the constituent corporations is as follows:

                  (a) EMP Acquisition Corp., a Delaware corporation ("EMP Acquisition");

                  (b) American Media, Inc., a Delaware corporation ("American Media").

         2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of February 16, 1999, by and between EMP Acquisition and American Media has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 (and by the written consent of the stockholders of the constituent corporations in accordance with Section 228) of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation is American Media, Inc. (the "Surviving Corporation").

         4. The Restated Certificate of Incorporation of American Media as in effect immediately prior to the merger shall be amended in its entirety to read as set forth in Exhibit A hereto and, as so amended, shall be the Restated Certificate of Incorporation of the Surviving Corporation.

         5. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation at 600 East Coast Avenue, Lantana, Florida 33464.

         6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.



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                  IN WITNESS WHEREOF, American Media has caused this
certificate to be signed as of the 7th day of May, 1999.


                                         AMERICAN MEDIA, INC.



                                         By:  /s/ Maynard Rabinowitz
                                            -----------------------------------
                                            Name: Maynard Rabinowitz
                                            Office: Vice-Chairman